WOLF
& COMPANY, P.C.

December 14, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read Marina Biotech, Inc.'s statements included under Item 4.01 of its Form 8-K filed on December 14, 2016 and we agree with such statements concerning our Firm.

Very truly yours,

Wolf + Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts